<PAGE 1>
     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
       1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

                         GENSIA, INC.

              WARRANT TO PURCHASE 70,000 SHARES
                       OF COMMON STOCK

     THIS CERTIFIES THAT, for value received, MMC/GATX Partnership No.
  I (the "Partnership") is entitled to subscribe for and purchase 70,000 shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 4 hereof, the "Shares") of Gensia Pharmaceuticals, Inc., a Delaware corporation (the "Company"), at the price of $5.25 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Common Stock" shall mean the Company's presently authorized Common Stock, and any stock for which such Common Stock may hereafter be converted or exchanged, (b) the term "Date of Grant" shall mean July 22, 1996, and (c) the term "Other Warrants" shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of this Warrant.

          1. TERM. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through ten (10) years after the Date of Grant.

     2.   METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.
  Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by either, at the election of the holder hereof, (a) the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased, or (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by check or from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificates)

  <PAGE 2>
  representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty days after such exercise, and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty day period.

     3. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares that may br issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) RECLASSIFICATION OR MERGER. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4 and shall provide for antidilution protection that shall be as nearly equivalent as may be practicable to the antidilution provisions applicable to the Common Stock on the Date of Grant. The provisions of this Subsection (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.


  <PAGE 3>
          (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

          (c)  STOCK DIVIDENDS AND OTHER DISTRIBUTIONS.  If the
  Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing Sub Sections (a) and (b)) of Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

          (d) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

          (e) ANTIDILUTION RIGHTS. The relative rights applicable to the Shares of the Company are set forth the Company's Restated Certificate of Incorporation (the "Charter"), a true and complete copy of which is attached hereto as Exhibit B. The Company shall promptly provide the holder hereof with any restatement, amendment or modification to the Charter promptly after the same has been made.

     5. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to
  Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, shall be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

     6. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

  <PAGE 4>
     7. COMPLIANCE WITH SECURITIES ACT; DISPOSITION OF WARRANT OR SHARES OF COMMON STOCK.

          (a) COMPLIANCE WITH SECURITIES ACT. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Act. Upon exercise of this Warrant, the holder hereof shall confirm in writing, by executing the form attached as Schedule 1 to Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

     "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER
       THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR
       (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."

     In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

               (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Act.

               (2) The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein. In this connection, the holder understands that, in the view of the SEC, the statutory basis for such exemption may be unavailable if the holder's representation was predicated solely upon a present intention to hold the Warrant for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Warrant, or for a period of one year or any other fixed period in the future.


  <PAGE 5>
               (3) The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available. Moreover, the holder understands that except as provided in Section 9 hereof, the Company is under no obligation to register this Warrant or the shares issuable upon exercise of this Warrant.

               (4)  The holder is aware of the provisions of Rule
  144, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than two years after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

               (5) The holder further understands that at the time it wishes to sell this Warrant there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the holder may be precluded from selling this Warrant under Rule 144 even if the two-year minimum holding period had been satisfied.

               (6) The holder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          (b) DISPOSITION OF WARRANT OR SHARES. With respect to any offer, sale or other disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such shares of Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this

  <PAGE 6>
  warrant or such shares of Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Subsection (b) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing this Warrant or the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

          (c) Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer without any additional consideration of, or grant of a security interest in, this Warrant or any part hereof (i) to a partner of the holder if the holder is a partnership, (ii) by the holder to a partnership of which the holder is a general partner, or (iii) to any affiliate of the holder if the holder is a corporation; PROVIDED, HOWEVER, in any such transfer, the transferee shall deliver a certificate reasonably acceptable to the Company that such transferee is a sophisticated or "accredited" investor within the federal securities laws; and on the Company's request, such transferee shall agree in writing to be bound by the terms of this Warrant as if an original signatory hereto.

     8.   RIGHTS AS SHAREHOLDERS; INFORMATION.  No holder of this
  Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders in the manner the same are distributed to stockholders.

     9. REGISTRATION RIGHTS. The Company covenants and agrees to the registration rights set forth in Schedule 2 hereto as if such rights were set forth at length herein.

     10.  RIGHT TO CONVERT WARRANT INTO COMMON STOCK; NET ISSUANCE.



  <PAGE 7>
          (a) RIGHT TO CONVERT. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this
  Section 10 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in Subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from
  (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Common Stock on the Conversion Date (as herein defined).


     Expressed as a formula, such conversion shall be computed as follows:

          X = (B - A) / Y

          Where:    X  = the number of shares of Common Stock  that
                           may be issued to holder

                    Y =  the fair market value (FMV) of one share
                           of Common Stock

                    A =  the aggregate Warrant Price (i.e.,
                           Converted Warrant Shares x Warrant Price)

                    B =  the aggregate FMV (i.e., FMV x Converted
                           Warrant Shares)

     No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 9 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

          (b) METHOD OF EXERCISE. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Subsection (a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon

  <PAGE 8>
  receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a "Public Offering"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

          (c) DETERMINATION OF FAIR MARKET VALUE. For purposes of this Section 10, "fair market values, of a share of Common Stock as of the Conversion Date shall mean:

                   (i)  If the Conversion Right is exercised in
  connection with and contingent upon a Public Offering, and if the Company's Registration Statement relating to such Public Offering - ("Registration Statement") has been declared effective by the SEC, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

                   (ii)     If the Conversion Right is not
  exercised in connection with and contingent upon a Public Offering, then as follows:

                       (A)  If traded on a securities exchange,
  the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the 30-day period ending five business days prior to the Conversion Date;

                       (B)  If traded over-the-counter, the fair
  market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the 30-day period ending five business days prior to the Conversion Date; and

                       (C)  If there is no public market for the
  Common Stock, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Company, and if the holder and the Company are unable to so agree, at the Company's sole expense, by an investment banker of national reputation selected by the Company and reasonably acceptable to the holder of this Warrant.

   11. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the holder of this Warrant as follows:

        (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;



  <PAGE 9>
        (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid. and nonassessable;

        (c) A true and complete copy of the Charter, as amended to the Date of the Grant, has been delivered to the original holder of this Warrant and is attached hereto as Exhibit B;

        (d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Charter or by-laws, do not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a material default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for actions required to be taken to comply with federal and state securities laws, all of which actions have been taken.

        (e) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

   12. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

   13. NOTICES. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, or overnight express mail or courier service or by confirmed facsimile transmission to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant or at such other address as Holder or the Company may designate by ten days advance written notice to the other.

   14. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

   15. LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft

  <PAGE 10>
  or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

   16. DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

   17. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

   18. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

   19. REMEDIES. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

   20. ACCEPTANCE. Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

   21. NO IMPAIRMENT OF RIGHTS. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

   22. VALUE. The holder of this Warrant by acceptance hereof agrees with the Company that the value of this Warrant as of the Date of Grant is $100.00.


                       GENSIA, INC.

                       By:  ________________________________

                            Name: _________________________

                            Title: __________________________

                            9360 Towne Centre Drive
                            San Diego, California 92121


  <PAGE 11>
                          EXHIBIT A

                      NOTICE OF EXERCISE



  To:  Gensia, Inc.


   1. The undersigned hereby elects to purchase _________ shares of Common Stock of Gensia Pharmaceuticals, Inc. pursuant to the terms of the attached Warrant., and tenders herewith payment of the purchase price of such shares in full.

   2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


                  ______________________________
                            (Name)

                  ______________________________

                  ______________________________
                            (Address)

   3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned. has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.


                            _______________________________
                            (Signature)

  __________________
   (Date)

  <PAGE 12>
                         EXHIBIT A-1

                      NOTICE OF EXERCISE


  To:   Gensia, Inc. (the "Company")


   1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement of Form S-______, filed _____________________, 19__, the undersigned hereby elects to purchase _____ shares of Common Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant.

   2. Please deliver to the custodian for the selling shareholders a stock certificate representing such shares.

   3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $___________ or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

                            _______________________________
                            (Signature)


  ____________________
     (Date)

  <PAGE 13>
                          SCHEDULE 1

             INVESTMENT REPRESENTATION STATEMENT

  Purchaser  :

  Company    :    Gensia, Inc.

  Security        Common Stock

  Amount     :

  Date       :

   In connection with the purchase of the above listed securities and underlying Common Stock (the "Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

   (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Act").

   (b) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

   (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Securities. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

   (d) The Purchaser is aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public

  <PAGE 14>
  information about the Company, the resale occurring not less than two years after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

   (e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period had been satisfied.

   (f) The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                          Purchaser:

                            ________________________________

                              Date:  ________________, _______

  <PAGE 15>
                          SCHEDULE 2

   The following provisions constitute the "Registration Rights" referred to in Section 9 of the Warrant for 70,000 Shares of Common Stock with the Date of Grant. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in said Warrant

   9.1   DEFINITIONS.  For purposes of this Section 9:

        (a) The terms "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

        (b)  The term "Registrable Securities" means (i) the Common
  Stock issuable or issued upon exercise or conversion of this Warrant or upon exercise or conversion of the Other Warrants, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of, such Common Stock; excluding in all cases, however, any Registrable Securities sold or transferred by a person in a transaction in which his rights under this Section 9 are not assigned in accordance with
  Section 9.7 hereof;

        (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 9.7 hereof; and

        (d) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") in lieu of or as a replacement for such form and which similarly permits inclusion or incorporation of substantial information by. reference to other documents filed by the Company with the SEC.

   9.2  OBLIGATIONS OF THE COMPANY.  Whenever required under this
  Section 9 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.


  <PAGE 16>
        (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

        (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction.

        (e) In the event of any underwritten public offering enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

        (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

        (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 9, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 9, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,
  (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; such a letter to the Holders shall be paid by the Holders.

   9.3 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 9.2 or
  9.6 hereof that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities.


  <PAGE 17>
   9.4 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 9:

        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors and employees or partners of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the 111934 Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject, regardless of the legal theory upon which the same may be based, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer or director or partner, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, HOWEVER, that the indemnity agreement contained in this Section 9.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

        (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or partners or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person or other such Holder or director, officer or partner or controlling person may become subject, regardless of the legal theory upon which the same may be based, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director or partner, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action;

  <PAGE 18>
  PROVIDED, however, that the indemnity agreement contained in this
  Section 9.4(b) shall be limited to an amount equal to the gross proceeds to each Holder of shares sold pursuant to the registration statement to which such loss, claim, damage, liability or action relates and shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, officer, director, partner, which consent shall not be unreasonably withheld.

        (c) Promptly after receipt by an indemnified party under this Section 9.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
  Section 9.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, Jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by it and reasonably satisfactory to the other party; PROVIDED, however,. that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.4, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.4.

   9.5 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

        (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

        (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 the Act and the 1934 Act or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
  <PAGE 19>
   9.6 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

        (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

        (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder' s or Holders, Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 9.6: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $250,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty
  (60) days after receipt of the request of the Holder or Holders under this
  Section 9.6; PROVIDED, further, however, that the Company shall not utilize this right more than once in any twelve-month period; (4) if the Company has within the twelve-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 9.6; or (5) if such registration could be declared effective within the one hundred twenty (120) day period following the effective date of any registration effected by the Company pursuant to the request of stockholders of the Company under this
  Section 9.6; or (6) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

        (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable. after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to this Section 9.6, including without limitation, all registration, filing, qualification, underwriting discounts and commissions, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company shall be borne pro rata by the selling Holders; PROVIDED, HOWEVER, that such Holders shall pay an aggregate amount of such expenses up to $15,000 plus 50% of such expenses in excess of $15,000 up to a maximum of $30,000; and the Company shall pay all other such expenses.

  <PAGE 20>
   9.7  ASSIGNMENT OF REGISTRATION RIGHTS.  The rights to cause the
  Company to register Registrable Securities pursuant to this Section 9 may be assigned by a Holder to a transferee or assignee of such securities; PROVIDED that the same number of such Holders, shares relating to the rights being so transferred shall also be transferred to such assignee; and the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

   9.8 NO CONFLICTING AGREEMENTS. The Company represents and warrants to the Holders that the Company is not a party to any agreement that conflicts in any manner with the Holders, rights to cause the Company to register Registrable Securities pursuant to this Section 9. The Company covenants and agrees that it shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder to include such securities in any registration if the inclusion of such holder's securities would reduce on other than a pro-rata basis (based on the number of shares owned) the amount of the Registrable Securities of the holders that may be included in such registration.

   9.9  RIGHTS AND OBLIGATIONS SURVIVE EXERCISE AND EXPIRATION OF
  WARRANTS. The rights and obligations of the Company, of the Holder of this Warrant and of the Holder of shares of Common Stock issued upon exercise or conversion of this Warrant, contained in this Section 9 shall survive the exercise, the conversion and the expiration of this Warrant, provided that the term of the registration rights shall survive for a period of ten (10) years from the Date of Grant.